Exhibit 99.1

CHROMADEX CORPORATION REPORTS PRELIMINARY 2017 RESULTS

  - Fourth Quarter 2017 Net Revenues Expected to Increase by 69% to Approximately $7.5 Million -

Irvine, CA – February 12, 2018 - ChromaDex Corporation (NASDAQ: CDXC), a science-based, integrated nutraceutical company devoted to pioneering technologies that improve the way people age, is providing selected preliminary fourth quarter and full year 2017 results.

Based on preliminary unaudited information, ChromaDex expects to report net revenues for the fourth quarter of 2017 of approximately $7.5 million, up 69% compared to $4.5 million from continuing operations in the fourth quarter of 2016. The increase in fourth quarter revenues was driven by growth in sales of TRU NIAGEN®. For the full year 2017, net revenues are expected to be approximately $21.2 million from continuing operations, down 2% compared to $21.7 million in 2016 as the Company shifted to an integrated global, consumer facing nutraceutical company.

An operating loss for the fourth quarter of 2017 is expected to be in a range of $8.5 million to $9.5 million, compared to a loss of $2.2 million from continuing operations in the fourth quarter of 2016. For the full year 2017, the operating loss from continuing operations is expected to be in a range of $16 million to $17 million, compared to a loss of $2.9 million in 2016. The higher losses in the fourth quarter and full year were the result of the strategic decision to invest ahead of growth in marketing expenditures, as well as higher legal costs associated with ongoing litigation and higher stock-based compensation expense.

Following the strategic shift of the Company, the Company made significant progress in 2017, ChromaDex:

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Increased TRU NIAGEN brand revenue to a majority of total NIAGEN related revenues in the second half of the year;
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Continued the international expansion of the TRU NIAGEN brand with the successful launch in Hong Kong and Macau in 2017, followed by a first quarter 2018 launch in Singapore;
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Sold the laboratory business in 2017 for $7.5 million;
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Raised $48 Million from strategic investors, including an affiliate of Mr. Li Ka-Shing, and high-profile venture capitalists;
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Strengthened the management team, scientific advisory board, and board of directors, and;
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Continued to build the science with 11 publications on NIAGEN.

“We expected to see our new business model accelerate growth in revenues and gross profits, and this is exactly what we saw in the fourth quarter,” said Frank Jaksch, Jr., CEO and co-founder of ChromaDex. “We look forward to continued validation of our science in the coming months and years.”

Rob Fried, President and Chief Operating Officer of ChromaDex commented: “Our revenue continued to exceed our expectations led by TRU NIAGEN. We continue to believe in the global opportunity to expand the TRU NIAGEN brand, and we expect TRU NIAGEN to continue to grow significantly in 2018."

Important Note on Forward Looking Statements and 2017 Preliminary Estimates:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding the Company’s fourth quarter and full year 2017 financial results, continued growth in revenue and gross profits and continued validation of our science. The financial information included herein for the fourth quarter and full year 2017 are preliminary, unaudited estimates and may change materially, including as a result of the finalization of financial statements for the Company’s fourth quarter and full year ended December 30, 2017, completion of the Company’s audit by the Company’s independent registered public accounting firm and other factors and adjustments related to the Company’s financial reporting process. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Forms 10-Q and 10-K as filed with the SEC. There can be no assurance that our final results for the year will not differ from these estimates and that such changes will not be material; accordingly, these statements should not be viewed or relied upon as a substitute for complete audited financial statements to be prepared in accordance with GAAP (Generally Accepted Accounting Principles) or as a measure of our actual performance. The Company’s final audited results for the fourth quarter and full year 2017 are expected to be released in early-March 2018. The Company will provide a reconciliation of non-GAAP measures to the related GAAP measure in such release.